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                                                                  EXHIBIT (6)(A)

                                    BYLAWS OF
                         PACIFIC LIFE & ANNUITY COMPANY

                                    ARTICLE I

                                     OFFICES

SECTION 1.    PRINCIPAL EXECUTIVE OFFICE.

     The principal executive office of the corporation is fixed at 700 Newport Center Drive, Newport Beach, California 92660.

     The board of directors may relocate the principal executive office by amendment to these bylaws.

SECTION 2.    OTHER OFFICES.

     The board of directors may establish branch or subordinate offices wherever the corporation is authorized to do business.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

SECTION 1.    PLACE OF MEETINGS.

     All meetings of shareholders shall be held at the principal office or at such other place as may be designated for that purpose from time to time by the board of directors.

SECTION 2.    ANNUAL MEETINGS.

     The annual meeting of the shareholders shall be held on the fourth Tuesday of February in each year at 10:00 a.m. However, if this day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At this meeting, directors shall be elected, and any other proper business within the power of the shareholders shall be transacted.

SECTION 3.    SPECIAL MEETINGS.

     Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the chairman of the board, the president or by the board of directors, or by any two or more members thereof, or by one or more shareholders holding not less than one-tenth (1/10) of the voting power of the corporation.

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SECTION 4.    NOTICE OF MEETINGS.

     Notices of annual or special meetings shall be given in writing to shareholders entitled to vote by the secretary or the assistant secretary, or if there be no such officer, or in case of his neglect or refusal, by any director or shareholder.

     Such notices shall be sent to the shareholder's address appearing on the books of the corporation or supplied by him to the corporation for the purpose of notice, or shall be delivered personally, not less than ten (10) days before such meeting.

     Notice of any meeting of shareholders shall specify the place, the day and the hour of meeting, and in case of special meeting, as provided by the general corporation law of Arizona, the purpose or purposes for which the meeting is called.

     When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in case of an original meeting. If the meeting is adjourned for less than forty-five days, it shall not be necessary to give any notice of the adjournment or of the business to be transacted at any adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

SECTION 5.    CONSENT TO SHAREHOLDERS' MEETINGS.

     The transactions of any meeting of shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Any action which may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose, and filed with the secretary of the corporation.

SECTION 6.    QUORUM.

     The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the articles of incorporation, or by these bylaws. If however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified. No notice of the adjourned meeting need be given, other than an announcement at the meeting at which the adjournment is

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taken, unless the meeting is adjourned for forty-five (45) days or more in which case notice of the adjourned meeting shall be given as in the case of an original meeting.

SECTION 7.    VOTING RIGHTS; CUMULATIVE VOTING.

     Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of shareholders, unless some other day be fixed by the board of directors for the determination of shareholders of record, then on such other day, shall be entitled to vote at such meeting.

     Every shareholder entitled to vote shall be entitled to one vote for each said share and in any election of directors he shall have the right to cumulate his votes as provided in A.R.S. S 10-033.

SECTION 8.    PROXIES.

     Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation. Any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation; provided that no such proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven years from the date of its execution.

SECTION 9.    INSPECTORS OF ELECTION.

     In advance of any meeting of shareholders, the board of directors may appoint any persons, other than nominees for office, inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman.

     The duties of such inspectors shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents, hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

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                                   ARTICLE III

                              DIRECTORS; MANAGEMENT

SECTION 1.    POWERS.

     Subject to the articles of incorporation, the bylaws and the laws of the State of Arizona as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by, a board of directors.

SECTION 2.    NUMBERS AND QUALIFICATION OF DIRECTORS.

     The authorized number of directors of the corporation shall be not less than five (5) nor more than fifteen (15). The exact number of directors shall be five (5) until changed, within the limits specified herein, by a bylaw amending this Section 2, duly adopted by the board of directors or by the shareholders.

SECTION 3.    ELECTION AND TENURE OF OFFICE.

     The directors shall be elected by ballot at the annual meeting of the shareholders, to serve for one (1) year and until their successors are elected and have qualified. Their term of office shall begin immediately after election.

SECTION 4.    VACANCIES.

     Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual meeting of shareholders or at a special meeting called for that purpose.

     The shareholders may at any time elect a director to fill any vacancy not filled by the directors, and may elect the additional directors at the meeting at which an amendment of the bylaws is voted authorizing an increase in the number of directors.

     A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any director, or if the shareholders shall increase the authorized number of directors but shall fail at the meeting at which such increase is authorized, or at an adjournment thereof, to elect the additional director so provided for, or in case the shareholders fail at any time to elect the full number of authorized directors.

     If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board, or the shareholders, shall have power to elect a successor to take office when the resignation shall become effective.

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     No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

SECTION 5.    REMOVAL OF DIRECTORS.

     The entire board of directors or any individual director may be removed from office as provided by A.R.S. S 10-039.

SECTION 6.    PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.

     Meetings of the board of directors shall be held at the principal office of the corporation in the State of California, or at any place within or without the State of California as may be designated for that purpose, from time to time, by resolution of the board of directors, or written consent of all of the members of the board. Any meeting shall be valid, wherever held, if held by the written consent of all members of the board of directors, given either before or after the meeting and filed with the secretary of the corporation.

     Any meeting, regular or special, may be held by conference telephone or similar communication equipment, as long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

SECTION 7.    ORGANIZATION MEETINGS AND REGULAR MEETINGS.

     The organization meetings of the board of directors shall be held immediately following the adjournment of the annual meetings of the shareholders at the place where the annual meeting of the shareholders was held or at any other place that shall have been designated by the board of directors, for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required. Regular meetings of the board of directors as scheduled by the board of directors may be held without notice.

SECTION 8.    SPECIAL MEETINGS--NOTICES.

     Special meetings of the board of directors for any purpose or purposes shall be called at any time by the chairman of the board, the president or by any vice president, or by any two directors.

     Notice of the time and place of special meetings shall be delivered personally or by telephone to the directors or sent to each director by letter or by telegram, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least ninety-six (96) hours prior to the time of the holding of the meeting if sent by mail and at least forty-eight (48) hours prior to the time of the holding of the meeting if sent by telegram or if personally delivered, it shall be so delivered at least forty-eight (48) hours prior to the time of the holding of the meeting. Such mailing, telegraphing,

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personal delivery, or telephonic notice above provided shall be due, legal and personal notice to such director.

SECTION 9.    WAIVER OF NOTICE.

     When all the directors are present at any directors' meeting, however called or noticed, and sign a written consent thereto on the records of such meeting, or, if a quorum of the directors are present, and if those not present sign in writing a waiver of notice of such meeting, whether prior to or after the holding of such meeting, which said waiver shall be filed with secretary of the corporation, the transactions thereof are as valid as if had at a meeting regularly called and noticed. Any such waiver of notice of consent need not specify the purpose of the meeting.

SECTION 10.   NOTICE OF ADJOURNMENT.

     Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given to the absent directors in the manner specified in Section 8 of this Article III.

SECTION 11.   QUORUM.

     A majority of the authorized number of directors shall constitute a quorum for the transaction of business. The action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that the directors present in the absence of a quorum, may adjourn from time to time, but may not transact any business.

SECTION 12.   ACTION WITHOUT MEETING BY UNANIMOUS CONSENT.

     Notwithstanding anything to the contrary contained in these bylaws, any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board of directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

                                   ARTICLE IV

                                    OFFICERS

SECTION 1.    OFFICERS.

     The officers shall be a chairman of the board, a president, one or more vice presidents, a secretary, a chief financial officer/treasurer, and such other officers as the board of directors may from time to time determine, which officers shall be elected by, and hold office at the pleasure of, the board of directors.

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SECTION 2.    ELECTION.

     After their election, the directors shall meet and organize by electing a chairman of the board, a president, one or more vice presidents, a secretary and a chief financial officer/treasurer, who may, but need not be, members of the board of directors. The directors shall also elect such other officers as they may from time to time determine. Any two or more of such offices, except those of president and secretary, may be held by the same person.

SECTION 3.    COMPENSATION AND TENURE OF OFFICE.

     The compensation and tenure of office of all the officers of the corporation shall be fixed by the board of directors.

SECTION 4.    REMOVAL AND RESIGNATION.

     Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the board, or, except in case of any officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

     Any officer may resign at any time by giving written notice to the board of directors, or to the chairman of the board, or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.    VACANCIES.

     A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to such office.

SECTION 6.    CHAIRMAN OF THE BOARD.

     The chairman of the board shall preside at all meetings of the board of directors, shall preside at all meetings of the shareholders, shall be an ex-officio member of all standing committees, including the executive committee, if any, shall be the chief executive officer of the corporation and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws.

SECTION 7.    PRESIDENT.

     Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, the president shall have general supervision, direction and control of the business and affairs of the corporation, subject only to the control of the board of directors

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and subject to any supervisory power granted the chairman of the board. In the absence of the chairman of the board, he shall preside at meetings of the shareholders and at meetings of the board of directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

SECTION 8.    VICE PRESIDENTS.

     In the absence or disability of the president, the vice presidents in order of their rank as fixed by the board of directors or, if not ranked, the vice-president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon the president. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or by the bylaws.

SECTION 9.    SECRETARY.

     The secretary shall keep or cause to be kept, at the principal office or such other place as the board of directors may order, a book of minutes of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

     The secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by the bylaws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

SECTION 10.   CHIEF FINANCIAL OFFICER/TREASURER.

     The chief financial officer/treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

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     The chief financial officer/treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

SECTION 11.   ASSISTANTS.

     Any assistant secretary or assistant treasurer, respectively, may exercise any of the powers of secretary or treasurer, respectively, as provided in these bylaws or as directed by the board of directors, and shall perform such other duties as may be prescribed by the bylaws or the board of directors.

SECTION 12.   OTHER.

     The board of directors may from time to time appoint such other officers or agents as the business of the corporation may require, fix their tenure of office and allow them suitable compensation.

                                    ARTICLE V

                         EXECUTIVE AND OTHER COMMITTEES

     The board of directors may appoint an executive committee, and such other committees as may be necessary from time to time, consisting of such number of its members and with such powers as it may designate, consistent with the articles of incorporation and bylaws and the general corporation laws of the State of Arizona. Such committees shall hold office at the pleasure of the board.

                                   ARTICLE VI

                    CORPORATE RECORDS AND REPORTS--INSPECTION

SECTION 1.    RECORDS.

     The corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal place of business in the State of California, as fixed by the board of directors from time to time.

SECTION 2.    INSPECTION BY DIRECTORS.

     Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the corporation and each of

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its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

SECTION 3.    MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.

     The accounting books and records and minutes of proceedings of the shareholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interest as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

SECTION 4.    MAINTENANCE AND INSPECTION OF BYLAWS.

     The corporation shall keep at its principal business office in California, the original or a copy of these bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

SECTION 5.    INSURANCE POLICIES -- HOW SIGNED.

     All policies issued by the corporation shall be signed by the president and countersigned by the secretary either personally or by facsimile.

SECTION 6.    CHECKS, DRAFTS, ETC.

     All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the board of directors.

SECTION 7.    CONTRACTS, ETC. -- HOW EXECUTED.

     The board of directors, except as in the bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the authority of an officer, no office, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

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SECTION 8.    ANNUAL REPORTS.

     Unless dispensed with by resolution of the board of directors as to any calendar year or waived by written consent of all shareholders entitled to vote as to any calendar year, the board of directors shall cause annual reports to be made to the shareholders as provided by the general corporation law of Arizona. If made, the board of directors shall cause such annual reports to be sent to the shareholders not later than one hundred twenty (120) days after the close of the calendar year.

                                   ARTICLE VII

                                   INVESTMENTS

SECTION 1.    INVESTMENTS IN THE CORPORATION'S NAME.

     All investments of the corporation shall be made in the name of the corporation or its nominee.

SECTION 2.    INVESTMENTS BY THE CORPORATION.

     All investments of the corporation shall be authorized or approved by the board of directors or by a committee of the board charged with the duty of supervising or making such investments. If authorized or approved by such a committee, a report shall be submitted to the board of directors at its next meeting. The approval of investments shall be entered on the records of the corporation in such form and detail as required by the general corporation law of Arizona.

                                  ARTICLE VIII

                       CERTIFICATES AND TRANSFER OF SHARES

SECTION 1.    CERTIFICATES FOR SHARES.

     Certificates for shares shall be of such form and device as the board of directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; the par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

     Every certificate for shares must be signed in the name of the corporation by the president, or a vice president and the secretary or an assistant secretary or must be authenticated by facsimiles of the signatures of the president and secretary or by a facsimile of the signature of its president and the written signature of its secretary or an assistant secretary.

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SECTION 2.    TRANSFER ON THE BOOKS.

     Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 3.    LOST OR DESTROYED CERTIFICATES.

     Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the board of directors may require, and shall, if the directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the board, in at least double the value of the stock represented by said certificate, whereupon, a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

SECTION 4.    TRANSFER AGENTS AND REGISTRARS.

     The board of directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company--either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the board of directors may designate.

SECTION 5.    CLOSING STOCK TRANSFER BOOKS.

     The board of directors may close the transfer books in their discretion for a period not exceeding thirty (30) days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.

                                   ARTICLE IX

                                 CORPORATE SEAL

     The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the word Arizona.

                                    ARTICLE X

                              AMENDMENTS TO BYLAWS

SECTION 1.    BY SHAREHOLDERS.

     New bylaws may be adopted or these bylaws may be repealed or amended at their annual meeting, or at any other meeting of the shareholders called for that purpose, by a vote of

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shareholders entitled to exercise a majority of the voting power of the corporation, or by written assent of such shareholders.

SECTION 2.    POWERS OF DIRECTORS.

     Subject to the rights of the shareholders to adopt, amend or repeal bylaws, as provided in Section 1 of this Article X, the board of directors may adopt, amend or repeal any of these bylaws or amendment thereof, provided, however that the board of directors may adopt a bylaw or amendment of a bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in Section 2 of Articles III of the bylaws.

SECTION 3.    RECORD OF AMENDMENTS.

     Whenever an amendment or new bylaw is adopted, it shall be copied in the Book of Bylaws with the original bylaw, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

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